UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12

ADVISORS SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
      Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)     Title of each class of securities to which transaction applies:
2)     Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)     Proposed maximum aggregate value of transaction:

5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)    Amount Previously Paid:
2)     Form, Schedule or Registration Statement No.:
3)     Filing Party:
4)     Date Filed:

Solicitation Script

WASMER SCHROEDER HIGH YIELD MUNICIPAL FUND
A series of Advisors Series Trust

“Hi Mr. /Ms , my name is <Fund Representative> and I am calling on behalf of the Wasmer Schroeder High Yield Municipal Fund.

Recently, we sent you important material relating to a proposal to merge the Wasmer Fund into the Schwab High Yield Municipal Bond Fund, a newly created Fund that is substantially similar to the Wasmer Fund.

At a meeting held in March, the Board of Trustees approved the merger, pending the approval of the Wasmer Fund shareholders.

A special meeting will be held virtually on June 29, 2020 for shareholders to vote on the merger. While you are, of course, welcome to join us virtually at the meeting, we urge you to vote by phone, on the internet or by mail today. Voting instructions can be found on the proxy card included in your proxy materials.

The merger is expected to benefit shareholders in several ways:

Continuity of Management - The sole portfolio manager of the Wasmer Fund will continue to serve as a co-portfolio manager of the new Schwab Fund, providing continuity of management.

Lower Expenses - The merger is expected to result in a reduction in annual fund operating expenses from 75 basis points to 60 basis points.

Compatibility of Investment Objectives and Strategies - The Wasmer Fund and the Schwab Fund have substantially similar investment objectives and investment strategies. While the Wasmer Fund focuses on medium- to lower-credit quality municipal securities, the Schwab Fund will focus on medium- to higher-credit quality municipal securities, investing at least 60% of its assets in investment grade municipal securities.

Experienced Trustees, Officers and Service Providers - The Schwab Fund has experienced trustees and officers. Also, the administrator, distributor and other service providers of the Schwab Fund are established mutual fund service providers.

Tax-free Merger - The merger is anticipated to be tax-free.

If shareholders approve the merger, it is expected to take effect on August 10, 2020. On that date, each shareholder of the Wasmer Fund will receive shares of the Schwab Fund having a total dollar value that is the same as the value of the shares of the Wasmer Fund owned by such shareholder immediately prior to the merger.

If you have any further questions about the proposed merger, please feel free to contact me.